                                                       Exhibit 16


                                             Stamford, Connecticut


                 [Letterhead of Price Waterhouse LLP]




March 28, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

                     The William Carter Company

We have read the "Change in Accountants" paragraph, located on page 32 of The William Carter Company's Form S-4, dated March 28, 1997 and are in agreement with the statements contained therein.

Yours very truly,


/s/ Price Waterhouse LLP